UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  March 9, 2015

INTERNATIONAL GAME TECHNOLOGY

(Exact Name of Registrant as Specified in its Charter)

Nevada	001-10684	88-0173041
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

6355 South Buffalo Drive

Las Vegas, Nevada 89113

(Address of Principal Executive Offices) (Zip Code)

(702) 669-7777

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 240.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04                                           Temporary Suspension of Trading Under Registrant’s Employee Benefit Plans.

As previously reported, on July 15, 2014, International Game Technology (“IGT”) entered into an Agreement and Plan of Merger (as amended by Amendment No. 1 thereto, the “Merger Agreement”) with GTECH S.p.A. (“GTECH”), GTECH Corporation (solely with respect to Section 5.02(a) and Article VIII), International Game Technology PLC (formerly known as Georgia Worldwide Limited and Georgia Worldwide PLC) (“Holdco”) and Georgia Worldwide Corporation.  The transactions contemplated by the Merger Agreement (the “Transactions”) remain subject to U.K. court approval and other customary closing conditions set forth in the Merger Agreement, and are currently expected to close the week of April 5, 2015.

On March 9, 2015, the trustee of the IGT 401(k) Savings Plan (the “Plan”) notified IGT that, in connection with the closing of the Transactions, it intends to temporarily suspend certain transactions activity in or involving the IGT Company Stock Fund (the “Stock Fund”) under the Plan (each such period of temporary suspension, a “blackout period”).  These blackout periods enable the trustee of the Plan to convert shares of IGT common stock held in the Stock Fund at the closing of the Transactions into a combination of cash and Holdco ordinary shares upon completion of the Transactions, in accordance with the terms and conditions of the Merger Agreement.  During the blackout periods, participants will be unable to direct or diversify investments pertaining to, or obtain loans or distributions with respect to, their individual account balances held in the Stock Fund.

Based on the expected timing for the closing of the Transactions, the following blackout periods will apply:

•                  the restriction on distributions of in-kind shares of IGT common stock from the Stock Fund is expected to begin at 4:00pm Eastern Time on March 23, 2015 and end the week of April 12, 2015;

•                  the restriction on exchanges in or out, and on loans or distributions from, individual account balances invested in the Stock Fund is expected to begin the week of April 5, 2015 and end the week of April 12, 2015.

During the blackout periods and for a period of two years after the ending date of the blackout periods, a stockholder or other interested person may obtain, without charge, the actual beginning and ending dates of the blackout periods by sending a written request to International Game Technology, 6355 South Buffalo Drive; Las Vegas, Nevada 89113.

On March 9, 2015, IGT gave notice of the blackout periods to its directors and executive officers.  Pursuant to Section 306(a) of Sarbanes-Oxley Act of 2002 and Regulation BTR promulgated under the Securities Exchange Act of 1934, as amended (“Regulation BTR”), IGT’s directors and executive officers are prohibited from directly or indirectly purchasing, selling or otherwise acquiring or transferring any shares of IGT common stock or other equity securities of IGT (including pursuant to options to acquire common stock and other derivative securities) during the blackout periods described above, subject to limited exceptions under Regulation BTR.  This trading restriction bars directors and executive officers from trading within the Stock Fund as well as trading outside the Stock Fund. The description of the notice contained herein does not purport to be complete and is subject to, and qualified in its entirety by, the full text of the notice, a copy of which is filed herewith as Exhibit 99.1 and is hereby incorporated by reference herein.

Any questions concerning the blackout period or the transactions affected by the blackout period should be addressed to the General Counsel at 702-669-7777 or by mail at International Game Technology, 6355 South Buffalo Drive, Las Vegas, Nevada 89113.

Cautionary Statement Regarding Forward Looking Statements

This Current Report on Form 8-K contains forward-looking statements (including within the meaning of the Private Securities Litigation Reform Act of 1995) concerning IGT, GTECH, Holdco, the proposed transactions and other matters. These statements may discuss goals, intentions and expectations as to future plans, trends, events, or otherwise, based on current beliefs of the management of IGT and GTECH as well as assumptions made by, and information currently available to, such management. These forward-looking statements are subject to various risks and uncertainties, many of which are outside the parties’ control. Therefore, you should not place undue reliance on such statements. Factors that could cause actual results to differ materially from those in the forward-looking statements include the possibility that the transaction will not close, including by any failure to satisfy any closing conditions to the proposed transactions or a termination of the Merger Agreement and other risks and uncertainties described in IGT’s Annual Report on Form 10-K, as amended, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K and other documents filed by IGT, GTECH and Holdco from time to time with the Securities and Exchange Commission.  Except as required under applicable law, IGT does not assume any obligation to update these forward-looking statements.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit
Number	Description

99.1	Notice of Blackout Period to Directors and Executive Officers of International Game Technology, dated March 9, 2015.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTERNATIONAL GAME TECHNOLOGY

	By:	/s/ Paul C. Gracey, Jr.
Date: March 9, 2015		Paul C. Gracey, Jr.
General Counsel and Secretary